PS BUSINESS PARKS, INC.
                                   EXHIBIT 12
         STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                   Years Ended December 31,
                                       ---------------------------------------------------------------------------------
                                            2000             1999            1998             1997            1996
                                       ---------------  --------------- --------------- ---------------- ---------------
Net income.........................     $ 51,181,000     $ 41,255,000    $ 29,400,000     $  3,836,000    $    519,000
Minority interest..................       26,741,000       16,049,000      11,208,000        8,566,000               -
Interest expense...................        1,481,000        3,153,000       2,361,000            1,000               -
                                       ---------------  --------------- --------------- ---------------- ---------------
Earnings available to cover fixed
   charges.........................     $79,403,000      $60,457,000     $ 42,969,000     $ 12,403,000    $    519,000
                                       ===============  =============== =============== ================ ===============

Fixed charges (1)..................     $  2,896,000     $  4,142,000    $  2,629,000     $      1,000    $          -
Preferred distributions............       17,273,000        7,562,000               -                -               -
                                       ---------------  --------------- --------------- ---------------- ---------------
Combined  fixed charges and preferred
   distributions...................     $ 20,169,000     $ 11,704,000    $  2,629,000     $      1,000    $          -
                                       ===============  =============== =============== ================ ===============
Ratio of earnings to fixed charges.            27.42            14.60           16.34           12,403         N/A
                                       ===============  =============== =============== ================ ===============
Ratio of earnings to combined fixed
   charges and preferred
   distributions...................             3.94             5.17           16.34           12,403         N/A
                                       ===============  =============== =============== ================ ===============

Supplemental  disclosure  of Ratio of Funds  from  Operations  ("FFO")  to fixed charges:
                                                                   Years Ended December 31,
                                       ---------------------------------------------------------------------------------
                                            2000             1999            1998             1997            1996
                                       ---------------  --------------- --------------- ---------------- ---------------
FFO................................     $ 85,977,000     $ 76,353,000    $ 57,430,000     $ 17,597,000    $    303,000
Interest expense...................        1,481,000        3,153,000       2,361,000            1,000               -
Minority   interest   in   income   -
preferred units....................       12,185,000        4,156,000               -                -               -
Preferred dividends................        5,088,000        3,406,000               -                -               -
                                       ---------------  --------------- --------------- ---------------- ---------------
Adjusted   FFO   available  to  cover
   fixed charges...................    $ 104,731,000     $ 87,068,000    $ 59,791,000     $ 17,598,000    $    303,000
                                       ===============  =============== =============== ================ ===============
Fixed charges (1)..................     $  2,896,000     $  4,142,000    $  2,629,000     $      1,000    $          -
Preferred distributions............       17,273,000        7,562,000               -                -               -
                                       ---------------  --------------- --------------- ---------------- ---------------
Combined  fixed charges and preferred
   distributions...................     $ 20,169,000     $ 11,704,000    $  2,629,000     $      1,000    $          -
                                       ===============  =============== =============== ================ ===============
Ratio of FFO to fixed charges......            36.16            21.02           22.74           17,598         N/A
                                       ===============  =============== =============== ================ ===============
Ratio of FFO to combined fixed
   charges and preferred
   distributions...................             5.19             7.44           22.74           17,598         N/A
                                       ===============  =============== =============== ================ ===============

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(1) Fixed charges include interest expense plus capitalized interest.